Exhibit 99.3

EQT GP HOLDINGS, LP

INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction	2

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2018	6

Unaudited Pro Forma Statement of Combined Operations for the three months ended March 31, 2018	8

Unaudited Pro Forma Statement of Combined Operations for the year ended December 31, 2017	9

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements	10

EQT GP HOLDINGS, LP

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

The unaudited pro forma condensed combined financial statements (the pro forma financial statements) of EQT GP Holdings, LP (EQGP) as of and for the three months ended March 31, 2018 and for the year ended December 31, 2017 are derived from the historical audited and unaudited financial statements of EQGP, the historical audited and unaudited financial statements of Rice Midstream Partners LP (RMP) and the historical audited and unaudited financial statements of Rice West Virginia Midstream LLC, Rice Olympus Midstream LLC and Strike Force Midstream Holdings LLC (together, the Drop-Down Entities). Strike Force Midstream Holdings LLC owns a 75% interest in Strike Force Midstream LLC (Strike Force Midstream). EQT Corporation (EQT), the ultimate parent of EQGP, RMP and the Drop-Down Entities, acquired its interests in RMP and the Drop-Down Entities in a merger with Rice Energy Inc. on November 13, 2017 (the Rice Merger). EQGP owns the general partner of EQT Midstream Partners, LP (EQM), a publicly traded limited partnership. In addition, as of March 31, 2018, EQGP owned 21,811,643 EQM common units, representing a 26.6% limited partner interest in EQM; 1,443,015 EQM general partner units, representing a 1.8% general partner interest in EQM and all of EQM’s incentive distribution rights (IDRs).

The pro forma financial statements have been prepared to reflect the effects of the following transactions on the financial statements of EQGP:

1)             The Mergers - On April 25, 2018, EQM, RMP and certain of their affiliates entered into an agreement and plan of merger (the Merger Agreement), pursuant to which EQM Acquisition Sub, LLC, a wholly owned subsidiary of EQM, will merge with and into RMP, with RMP surviving the merger as a wholly owned subsidiary of EQM (the Merger).  Concurrently with (or as soon as practicable after) the Merger, EQM GP Acquisition Sub, LLC, a wholly owned subsidiary of EQM, will merge with and into Rice Midstream Management LLC, the general partner of RMP (RMP GP) (the GP Merger and, together with the Merger, the Mergers), with RMP GP surviving the GP Merger as a wholly owned subsidiary of EQM.

2)             The IDR Purchase - On April 25, 2018, EQT, EQGP and Rice Midstream GP Holdings LP (RMGH), a wholly owned subsidiary of EQT, entered into an Incentive Distribution Rights Purchase and Sale Agreement (the IDR Purchase Agreement) under which EQGP agreed to purchase all of the outstanding RMP IDRs from RMGH (the IDR Purchase). The IDR Purchase was completed on May 22, 2018.

3)             The Drop-Down Transactions - On April 25, 2018, concurrently with entering into the Merger Agreement, EQT, Rice Midstream Holdings LLC, EQM and EQM Gathering Holdings, LLC (EQM Gathering) entered into a Contribution and Sale Agreement (the Drop-Down Agreement) providing for the acquisition by EQM of EQT’s interests in the Drop-Down Entities in exchange for an aggregate of 5,889,282 EQM common units and aggregate cash consideration of $1.15 billion (the Drop-Down Transactions). The Drop-Down Transactions were completed on May 22, 2018.

4)             The Gulfport Transaction - Also on April 25, 2018, EQM, EQM Gathering, Gulfport Energy Corporation (Gulfport) and an affiliate of Gulfport entered into a Purchase and Sale Agreement pursuant to which EQM agreed to acquire the 25% limited liability company interest in Strike Force Midstream not owned by EQT for $175.0 million in cash (the Gulfport Transaction). The Gulfport Transaction was completed on May 1, 2018.

The unaudited pro forma statements of combined operations (the pro forma statements of operations) for the three months ended March 31, 2018 and for the year ended December 31, 2017, and the unaudited pro forma condensed combined balance sheet (the pro forma balance sheet) as of March 31, 2018, are based upon the historical consolidated financial statements of EQGP and RMP and the historical combined financial statements of the Drop-Down Entities. The pro forma statements of operations have been prepared as if the Mergers, the IDR Purchase, the Drop-Down Transactions and the Gulfport Transaction occurred on January 1, 2017. The pro forma balance sheet has been prepared as if the Mergers, the IDR Purchase, the Drop-Down Transactions and the Gulfport Transaction occurred on March 31, 2018.

The pro forma financial statements also reflect the expected financing of the Mergers, the IDR Purchase, the Drop-Down Transactions and the Gulfport Transaction including:

•      the expected issuance of approximately 33,976,500 EQM common units to RMP’s unitholders in connection with the Merger, which reflects the exchange ratio in the Merger Agreement of 0.3319 EQM common units for each RMP common unit;

•      EQM’s entering into a 364-Day Term Loan Agreement (the Term Loan Agreement) on April 25, 2018, which provides for a $2.5 billion 364-day unsecured multi-draw term loan facility (the Term Loan Facility);

•      the issuance to RMGH of 36,293,766 EQGP common units for consideration for the IDR Purchase recorded at $865.0 million based on the fair value of the RMP incentive distribution rights (the RMP IDRs);

•      the borrowing of $325.0 million under the Term Loan Facility to complete the announced plan to repay amounts outstanding under RMP’s revolving credit facility at the time of the Merger;

•      the borrowing of $317.0 million under the Term Loan Facility to repay amounts outstanding under EQM’s revolving credit facility as EQM completed this borrowing and repayment in May 2018 and thus this amount will be part of the refinancing of the Term Loan Facility described in the last bullet of this section;

•      the borrowing of $1,150.0 million under the Term Loan Facility to fund the cash consideration for the Drop-Down Transactions;

•      the issuance to EQT of 5,889,282 EQM common units, valued at approximately $330.5 million based on the closing price as of May 22, 2018 of $56.12 per unit, to fund the equity consideration for the Drop-Down Transactions;

•      the borrowing of $175.0 million under the Term Loan Facility to fund the Gulfport Transaction; and

•      the issuance of $2.5 billion in new EQM senior notes (the EQM Senior Notes) to repay the foregoing amounts borrowed on the Term Loan Facility and for general partnership purposes. The commitments under the Term Loan Facility were terminated following the issuance of the EQM Senior Notes, which was completed on June 25, 2018.

The pro forma financial statements have been prepared based on the assumption that EQGP will not be subject to U.S. federal and state income taxes as it will continue to be treated as a partnership for U.S. federal and state income tax purposes. The pro forma financial statements should be read in conjunction with the accompanying notes and with the underlying historical audited and unaudited financial statements and related notes.

The adjustments to the historical audited and unaudited financial statements are based on currently available information and certain estimates and assumptions. Actual effects of these transactions will differ from the pro forma adjustments. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments are factually supportable, give appropriate effect to the expected impact of the events that are directly attributable to the transactions and, with respect to the pro forma statements of operations only, reflect those items expected to have a continuing impact on EQGP.

EQGP, EQM, RMP and the Drop-Down Entities are controlled by EQT; therefore, the merger of RMP with a wholly owned subsidiary of EQM, EQGP’s purchase of the RMP IDRs and the contribution of the Drop-Down Entities to EQM are transactions between entities under common control. As a result, the assets and liabilities of RMP and the Drop-Down Entities will be recorded by EQM at EQT’s historical cost basis, which includes a step up in basis resulting from EQT’s preliminary purchase price accounting for the Rice Merger. The pro forma balance sheet reflects this common control accounting as of March 31, 2018. The RMP IDRs were recorded at fair value as the IDR Purchase was a transfer of financial assets between entities under common control.

After the Mergers and Drop-Down Transactions, respectively, are completed, EQGP will recast its historical financial statements to record the assets and liabilities of RMP and the Drop-Down Entities at EQT’s basis as of November 13, 2017, the date that common control was established, and to reflect the operations of RMP and the Drop-Down Entities, respectively, from that date. The period subsequent to November 13, 2017, during which RMP and the Drop-Down Entities were under common control with EQGP, is identified in the historical financial statements of RMP and the Drop-Down Entities as the successor period. EQGP has not presented any pro forma periods prior to January 1, 2017 as common control did not occur until November 13, 2017.

The pro forma financial statements are not necessarily indicative of the results that actually would have occurred if the Mergers, the IDR Purchase, the Drop-Down Transactions and the Gulfport Transaction had occurred on the dates indicated or which will be obtained in the future.

The pro forma financial statements should be read in conjunction with:

•      The accompanying notes to the pro forma financial statements;

•      The audited consolidated financial statements of EQGP and RMP contained in their respective Annual Reports on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission (the SEC) on February 15, 2018;

•      The unaudited consolidated financial statements and accompanying notes of EQGP and RMP contained in their respective Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2018, as filed with the SEC on April 26, 2018; and

•      The audited combined financial statements of the Drop-Down Entities as of and for the year ended December 31, 2017 and the unaudited combined financial statements of the Drop-Down Entities as of and for the three months ended March 31, 2018 filed as Exhibits 99.1 and 99.2, respectively, in EQGP’s Current Report on Form 8-K filed with the SEC on July 23, 2018.

EQT GP HOLDINGS, LP AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

MARCH 31, 2018

	Historical			Pro Forma Adjustments						Combined
(in thousands)	EQT GP Holdings, LP	Rice Midstream Partners LP	Drop-Down Entities	Drop-Down Transactions and Gulfport Transaction	Notes	IDR Purchase	Notes	Rice Midstream Partners LP Merger	Notes	EQT GP Holdings, LP Pro Forma
Assets
Current assets:
Cash and cash equivalents	$9,301	$46,518	$25,911	$(2,600)	(d)	$—		$—		$577,881
				2,465,751	(e)
				(1,967,000)	(f)
Accounts receivable, net	29,481	7,205	26,467	—		—		—		63,153
Accounts receivable - affiliate	91,655	76,542	8,499	—		—		—		176,696
Other current assets	17,329	2,208	108	2,600	(d)	—		—		19,645
				(2,600)	(h)
Total current assets	147,766	132,473	60,985	496,151		—		—		837,375

Property and equipment	3,280,997	1,461,405	921,409	—		—		—		5,663,811
Less: accumulated depreciation	(416,957)	(21,209)	(6,402)	—		—		—		(444,568)
Net property, plant and equipment	2,864,040	1,440,196	915,007	—		—		—		5,219,243

Investment in unconsolidated entity	546,428	—	—	—		—		—		546,428
Investment in IDRs	—	—	—	—		865,000	(r)	(865,000)	(r)	—
Intangible assets, net	—	—	607,274	—		—		—		607,274
Goodwill	—	1,346,918	37,954	—		—		—		1,384,872
Other assets	135,750	6,123	71	—		—		—		141,944
Total assets	$3,693,984	$2,925,710	$1,621,291	$496,151		$865,000		$(865,000)		$8,737,136

EQT GP HOLDINGS, LP AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

MARCH 31, 2018

	Historical			Pro Forma Adjustments						Combined
(in thousands)	EQT GP Holdings, LP	Rice Midstream Partners LP	Drop-Down Entities	Drop-Down Transactions and Gulfport Transaction	Notes	IDR Purchase	Notes	Rice Midstream Partners LP Merger	Notes	EQT GP Holdings, LP Pro Forma
Liabilities and equity
Current liabilities:
Accounts payable	$48,212	$22,312	$23,778	$—		$—		$—		$94,302
Due to related party	25,039	18,743	—	—		—		—		43,782
Term loan facility	—	—	—	317,000	(a)	—		325,000	(a)	—
				1,150,000	(b)
				175,000	(c)
				(1,967,000)	(f)
Capital contribution payable to Mountain Valley Pipeline, LLC	65,786	—	—	—		—		—		65,786
Accrued interest	11,376	—	—	—		—		—		11,376
Accrued liabilities	15,505	4,530	53	—		—		—		20,088
Total current liabilities	165,918	45,585	23,831	(325,000)		—		325,000		235,334

Long-term liabilities:
Credit facility borrowings	317,000	325,000	—	(317,000)	(a)	—		(325,000)	(a)	—
Senior notes	987,756	—	—	2,465,751	(e)	—		—		3,453,507
Other long-term liabilities	20,880	9,465	—	—		—		—		30,345
Total liabilities	1,491,554	380,050	23,831	1,823,751		—		—		3,719,186

Equity:
Members’ capital	—	—	1,380,042	(1,380,042)	(k)	—		—		—
Common	(994,989)	2,198,570	—	272,460	(k)	865,000	(k)	(2,198,570)	(k)	325,479
				(496)	(k)			715,183	(k)
				30,168	(k)			303,153	(k)
								(865,000)	(k)
General partner	—	347,090	—	—		—		(347,090)	(k)	—
Cumulative retained earnings	—	—	42,203	(42,203)	(k)	—		—		—
Noncontrolling interest	3,197,419	—	175,215	(175,215)	(k)	—		1,830,477	(k)	4,692,471
				(2,104)	(k)			(303,153)	(k)
				(30,168)	(k)
Total equity	2,202,430	2,545,660	1,597,460	(1,327,600)		865,000		(865,000)		5,017,950
Total liabilities and equity	$3,693,984	$2,925,710	$1,621,291	$496,151		$865,000		$(865,000)		$8,737,136

See accompanying notes to the unaudited pro forma condensed combined financial statements.

EQT GP HOLDINGS, LP AND SUBSIDIARIES

UNAUDITED PRO FORMA STATEMENT OF COMBINED OPERATIONS

THREE MONTHS ENDED MARCH 31, 2018

	Historical			Pro Forma Adjustments						Combined
(in thousands)	EQT GP Holdings, LP	Rice Midstream Partners LP	Drop-Down Entities	Drop-Down Transactions and Gulfport Transaction	Notes	IDR Purchase	Notes	Rice Midstream Partners LP Merger	Notes	EQT GP Holdings, LP Pro Forma
Operating revenues	$232,842	$84,464	$53,720	$—		$—		$—		$371,026
Operating expenses:
Operation and maintenance	18,176	7,900	1,284	—		—		—		27,360
Selling, general and administrative	14,372	7,204	5,853	—		—		(879)	(l)	26,550
Depreciation and amortization	23,179	13,895	4,206	—		—		—		41,280
Amortization of intangible assets	—	—	10,386	—		—		—		10,386
Total operating expenses	55,727	28,999	21,729	—		—		(879)		105,576
Operating income	177,115	55,465	31,991	—		—		879		265,450
Equity income	8,811	—	—	—		—		—		8,811
Other income	898	6	—	—		—		—		904
Net interest expense (income)	10,817	1,954	(117)	29,025	(g)	—		—		41,679
Net income (loss)	$176,007	$53,517	$32,108	$(29,025)		$—		$879		$233,486
Less: Net income attributable to noncontrolling interest	95,334	—	2,493	(2,493)	(i)	—		385	(q)	141,521
				25,983	(j)			43,307	(j)
				(23,488)	(q)
Net income attributable to EQT GP Holdings, LP	$80,673	$53,517	$29,615	$(29,027)		$—		$(42,813)		$91,965

Net income per common unit — basic	$0.30									$0.30
Net income per common unit — diluted	$0.30									$0.30

Weighted average common units outstanding — basic	266,193					36,294	(k)			302,487
Weighted average common units outstanding — diluted	266,193					36,294	(k)			302,487

See accompanying notes to the unaudited pro forma condensed combined financial statements.

EQT GP HOLDINGS, LP AND SUBSIDIARIES

UNAUDITED PRO FORMA STATEMENT OF COMBINED OPERATIONS

YEAR ENDED DECEMBER 31, 2017

	Historical					Pro Forma Adjustments						Combined
		Successor	Predecessor	Successor	Predecessor
(in thousands)	EQT GP Holdings, LP	Rice Midstream Partners LP for the period from November 13, 2017 to December 31, 2017	Rice Midstream Partners LP for the period from January 1, 2017 to November 12, 2017	Drop-Down Entities for the period from November 13, 2017 to December 31, 2017	Drop-Down Entities for the period from January 1, 2017 to November 12, 2017	Drop-Down Transactions and Gulfport Transaction	Notes	IDR Purchase	Notes	Rice Midstream Partners LP Merger	Notes	EQT GP Holdings, LP Pro Forma
Operating revenues	$826,522	$44,219	$250,474	$24,817	$118,672	$—		$—		$—		$1,264,704
Operating expenses:
Operation and maintenance	76,683	7,182	33,768	966	4,077	—		—		—		122,676
Selling, general and administrative	73,879	3,612	22,252	2,845	21,022	313	(m)	—		529	(m)	124,452
Depreciation and amortization	97,485	7,480	26,420	2,196	6,174	7,988	(p)	—		21,818	(p)	169,561
Incentive unit expense	—	—	—	—	313	(313)	(m)	—		—		—
Acquisition costs	—	—	529	—	—	—		—		(529)	(m)	—
Amortization of intangible assets	—	—	1,413	5,540	—	36,007	(o)	—		(1,413)	(n)	41,547
Other expenses	—	—	2,614	—	—	—		—		—		2,614
Total operating expenses	248,047	18,274	86,996	11,547	31,586	43,995		—		20,405		460,850
Operating income (loss)	578,475	25,945	163,478	13,270	87,086	(43,995)		—		(20,405)		803,854
Other income	26,595	15	56	—	35	—		—		—		26,701
Net interest expense (income)	36,150	826	7,053	(52)	4,647	126,950	(h)	—		—		179,216
						—				3,642	(m)
Amortization of deferred finance costs	—	—	3,642	—	—	—		—		(3,642)	(m)	—
Net income (loss)	$568,920	$25,134	$152,839	$13,322	$82,474	$(170,945)		$—		$(20,405)		$651,339
Less: Net income attributable to noncontrolling interest	306,927	—	—	734	7,410	(8,144)	(i)	—		(16,512)	(q)	373,621
						77,519	(j)			144,018	(j)
						(138,331)	(q)
Net income attributable to EQT GP Holdings, LP	$261,993	$25,134	$152,839	$12,588	$75,064	$(101,989)		$—		$(147,911)		$277,718

Net income per common unit — basic	$0.98											$0.92
Net income per common unit — diluted	$0.98											$0.92

Weighted average common units outstanding — basic	266,185							36,294	(k)			302,479
Weighted average common units outstanding — diluted	266,185							36,294	(k)			302,479

See accompanying notes to the unaudited pro forma condensed combined financial statements.

EQT GP HOLDINGS, LP

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.                          Basis of Presentation

The pro forma financial statements are based upon the historical consolidated financial statements of EQGP, the historical consolidated financial statements of RMP and the historical combined financial statements of the Drop-Down Entities. The pro forma adjustments have been prepared as if the Mergers, the IDR Purchase, the Drop-Down Transactions, the Gulfport Transaction and related financing occurred on (i) January 1, 2017 in the case of the pro forma statements of operations and (ii) March 31, 2018 in the case of the pro forma balance sheet. The merger of RMP with a wholly owned subsidiary of EQM and EQT’s contribution of the Drop-Down Entities to EQM are reflected at EQT’s historical cost as these transactions are between entities under common control. The purchase of the RMP IDRs is reflected at the fair value of the RMP IDRs as this was a transfer of financial assets under common control.

2.                          Pro Forma Adjustments

The adjustments are based on currently available information and certain estimates and assumptions. The actual effects of these transactions will differ from the pro forma adjustments. A general description of the adjustments is provided as follows:

(a)         The borrowing of $642.0 million under the Term Loan Facility to complete the announced plan to repay the $325.0 million outstanding balance of RMP’s revolving credit facility and $317.0 million of outstanding borrowings on the EQM revolving credit facility. EQM repaid its revolving credit facility with proceeds from the Term Loan Facility in May 2018. As a result, this borrowing will be refinanced with long-term debt as described in (e).

(b)         The borrowing of $1,150.0 million under the Term Loan Facility to finance the cash consideration for the Drop-Down Transactions.

(c)          The borrowing of $175.0 million under the Term Loan Facility to finance the Gulfport Transaction.

(d)         The payment of $2.6 million of issuance costs for the establishment of the Term Loan Facility.

(e)          A $2,465.8 million increase to long-term debt and cash for the issuance of the $2.5 billion EQM Senior Notes, net of issuance costs of $34.2 million. The issuance of the EQM Senior Notes was completed on June 25, 2018.

(f)           The payment of $1,967.0 million of borrowings under the Term Loan Facility with proceeds received from the anticipated issuance of the EQM Senior Notes.

(g)          A $29.0 million increase in interest expense for the three months ended March 31, 2018 consisting of interest expense of $33.7 million on the issuance of $2.5 billion of EQM Senior Notes at a weighted average annual interest rate of 5.39% and amortization of associated deferred financing costs on the EQM Senior Notes of $0.9 million, partially offset by the elimination of $5.6 million in historical interest expense associated with the EQM and RMP revolving credit facilities. A one percent change in the assumed interest rate would change pro forma interest expense by approximately $6.3 million for the three months ended March 31, 2018.

(h)         A $127.0 million increase in interest expense for the year ended December 31, 2017 consisting of interest expense of $134.8 million on the issuance of $2.5 billion of EQM Senior Notes at a weighted average annual interest rate of 5.39%, amortization of associated deferred financing costs on the EQM Senior Notes of $3.8 million and $2.6 million for the write-off of issuance costs under the Term Loan Facility as a result of its repayment, partially offset by the elimination of $14.2 million in historical interest expense associated with the EQM and RMP revolving credit facilities. A one percent change in the assumed interest rate would change pro forma interest expense by approximately $25.0 million for the year ended December 31, 2017.

(i)             The elimination of net income attributable to noncontrolling interest as a result of the Gulfport Transaction.

(j)            The adjustment to net income (loss) attributable to noncontrolling interests for the earnings of the Drop-Down Entities, Strike Force Midstream and RMP prior to the completion of the Drop-Down Transactions, the Gulfport Transaction and the Merger.

(k)         The recognition of the following equity impacts (amounts in millions):

Notes	EQGP Limited Partner	EQGP Noncontrolling Interest	RMP Limited Partner	RMP General Partner	Drop-Down Entities Members’ Capital	Drop-Down Entities Cumulative Retained Earnings	Drop-Down Entities Noncontrolling Interest
Book balance as of March 31, 2018	$(995)	$3,197	$2,199	$347	$1,380	$42	$175

The Gulfport Transaction:
To eliminate noncontrolling interest (1)							(175)

The Drop-Down Transactions:
To recognize cash consideration transferred and issuance of common units to EQT in exchange for drop-down entities (2)	272				(1,380)	(42)
To adjust retained earnings for the write-off of the Term Loan Facility issuance costs	(1)	(2)
Changes in ownership of EQM (3)	30	(30)

The IDR Purchase:
To recognize the issuance of common units to RMGH in exchange for the RMP IDRs (4)	865

The Merger:
To recognize the exchange of EQM common units for RMP common units (5)	716	1,830	(2,199)	(347)
To cancel the RMP IDRs pursuant to the Merger Agreement (4)	(865)
Changes in ownership of EQM (6)	303	(303)

Pro forma equity balance as of March 31, 2018	$325	$4,692	$—	$—	$—	$—	$—

(1)         The acquisition of the Strike Force Midstream noncontrolling interest through the Gulfport Transaction results in adjustments for the elimination of the noncontrolling interest of $175.2 million. The $0.2 million difference between the consideration paid in the Gulfport Transaction and the value of the noncontrolling interest is reflected as an equity transaction because EQT and EQM, following the Drop-Down Transactions, hold the controlling financial interest in Strike Force Midstream.

(2)         Pursuant to the Drop-Down Agreement, EQM received EQT’s interests in the Drop-Down Entities in exchange for (i) 5,889,282 EQM common units and (ii) aggregate cash consideration of $1,150.0 million. The 5,889,282 EQM common units have a value of $330.5 million based on the closing price as of May 22, 2018 of $56.12 per unit. Under common control accounting, any difference between cash transferred and the net assets received at historical cost is recorded as an equity transaction. In addition, equity issued in a common control transaction is recorded at an amount equal to the carrying amount of the net assets transferred, even if the equity issued has a readily determinable fair value. As a result, the EQM common units issued in the Drop-Down Transactions are valued at the excess of the net assets received by EQM over the cash consideration.

(3)         In connection with the issuance of 5,889,282 EQM common units for the Drop-Down Transactions, EQGP will record a $30.2 million decrease to noncontrolling interest and corresponding increase to common equity to reflect the change in the noncontrolling interest’s ownership in EQM’s net assets acquired.

(4)         Pursuant to the IDR Purchase Agreement, EQGP acquired all of the issued and outstanding RMP IDRs from RMGH in exchange for 36,293,766 EQGP common units. The 36,293,766 EQGP common units were valued at $865.0 million based on the fair value of the RMP IDRs in accordance with common control accounting. Pursuant to the terms of the Merger Agreement, the RMP IDRs will be canceled at the completion of the Mergers.

(5)         Pursuant to the Merger Agreement, EQM will issue 0.3319 of an EQM common unit for each RMP common unit outstanding at the effective time of the Merger, which would result in the expected issuance of approximately 33,976,500 EQM common units. Under common control accounting, if the receiving entity issues equity interests in the exchange, the equity interests issued are recorded at an amount equal to the carrying amount of net assets transferred, even if the equity issued has a readily determinable fair value.

(6)         In connection with the expected issuance of approximately 33,976,500 EQM common units for the Merger, EQGP will record a $303.2 million decrease to noncontrolling interest and corresponding increase to common equity to reflect the change in the noncontrolling interest’s ownership in EQM’s net assets acquired.

(l)             The elimination of nonrecurring transaction expenses of $0.9 million incurred during the three months ended March 31, 2018 that are directly related to the Merger.

(m)     The following reclassifications were made to conform to EQM’s presentation:

(1)         Reclassification on the December 31, 2017 pro forma statement of operations of $0.3 million of the Drop-Down Entities’ incentive unit expense to selling, general and administrative expense.

(2)         Reclassification on the December 31, 2017 pro forma statement of operations of $0.5 million of RMP’s acquisition expense to selling, general and administrative expense.

(3)         Reclassification on the December 31, 2017 pro forma statement of operations of $3.6 million of RMP’s amortization of deferred finance costs to net interest expense.

(n)         The elimination of the RMP amortization of intangibles for the period prior to November 13, 2017 (the predecessor period).

(o)         The increase in amortization of the fair value of customer relationships, acquired as a result of the Rice Merger, to reflect a full year of expense for the year ended December 31, 2017, using a 15 year estimated life and straight line method of amortization.

(p)         The adjustment for the predecessor period depreciation and amortization expense related to the step up of property, plant and equipment to estimated fair value at the time of the Rice Merger. In addition, this adjustment includes a pro forma adjustment to depreciation and amortization to adjust the depreciation to EQM’s policy to depreciate gathering pipelines over a 50 year useful life and to depreciate compression and measurement assets over a 25 year useful life.

(q)         The recognition of net income (loss) attributable to noncontrolling interests for the cumulative income statement adjustments.

(r)            The recognition of EQGP’s investment in the RMP IDRs as a result of the IDR Purchase at fair value, and the cancellation of the RMP IDRs due to the Mergers. Pursuant to the terms of the Merger Agreement, the RMP IDRs will be canceled at the completion of the Mergers.

3.                          Pro Forma Net Income per Limited Partner Unit

Pro forma net income per limited partner unit is determined by dividing the pro forma net income that would have been allocated, in accordance with the net income and loss allocation provisions of EQGP’s partnership agreement, to the common unitholders by the weighted average number of common units outstanding for the period, assuming the closing of the transactions described in Note 2 occurred on January 1, 2017.

The cash payments that would have been received by EQGP from RMP as a result of the IDR Purchase totaled $3.0 million for the three months ended March 31, 2018 and $5.7 million for the year ended December 31, 2017.